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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


         The undersigned hereby agree to file jointly the Statement on Schedule 13D (the "Statement") relating to the Common Stock, HK$0.10 par value, of APT Satellite Holdings Limited, and any amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

         It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties thereto.

         This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 29th day of June, 1998.

CHINA AEROSPACE INTERNATIONAL                 SINOLIKE INVESTMENTS LIMITED
HOLDINGS LIMITED



By:      /s/ GONG Hanbing                     By:      /s/ GONG Hanbing
Name:    GONG Hanbing                         Name:    GONG Hanbing
Title:   Director                             Title:   Director



CASIL SATELLITE HOLDINGS LIMITED



By:      /s/ GONG Hanbing
Name:    GONG Hanbing
Title:   Director